UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 24, 2008

NeoMagic Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-22009	77-0344424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 988-7020

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 30, 2008, NeoMagic Corporation (the “Company”) notified the Nasdaq Capital Market that the Company was not in compliance with Nasdaq’s Marketplace Rules 4350(c) and (d), which require that the Board of Directors consist of a majority of independent directors, that the Company’s Audit Committee have at least three independent directors, and that the Company’s Audit Committee have an audit committee financial expert. Therefore, the Company’s securities are subject to potential delisting.

The Company is in the process of searching for an independent director to fill the vacancy on the Audit Committee and, separately, shall determine if any current director on the Audit Committee fills the role of audit committee financial expert.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2008, Steve Valenzuela, a director of the Company, a member of the Company’s audit committee and the Company’s audit committee financial expert, notified the Company that he was resigning as a director of NeoMagic Corporation effective June 24, 2008. On June 25, 2008, Dr. Anil Gupta, a director of the Company, notified the Company that he was resigning as a director of NeoMagic Corporation effective June 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation

Date: June 30, 2008	By:	/s/ Steven P. Berry
Steven P. Berry
Chief Financial Officer